Exhibit 99.1

QuickLogic Reports Fourth Quarter and Fiscal 2017 Results

SUNNYVALE, Calif. - February 14, 2018 - QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, display bridge and programmable logic solutions, announced its financial results for the fourth quarter and fiscal year ended December 31, 2017.

Recent Accomplishments

•	EOSTM S3 Sensor Processing Platform:

•	Nine new customer products using QuickLogic’s EOS S3 voice-enabled Sensor Processing SoC were displayed at 2018 CES, these included:

▪	GGEC chose EOS S3 for its voice-enabled Bluetooth® sport earphone manufactured for Tencent to enable its new cloud-based digital voice assistant service called DingDang.

▪	Cleer selected EOS S3 to enable Amazon’s Alexa Voice Services (AVS) for its EDGE Voice wireless headphone product, a 2018 CES Innovation Awards honoree.

▪	Cleer selected EOS S3 to enable AVS for its second-generation Stage portable smart speaker. The first-generation Stage won a Best of Show award at the June Consumer Electronics show.

▪	Climax Technology Company selected EOS S3 to enable always-on / always-listening capability for its next generation “Voice Extender” smart home / senior care product.

▪	Shenzhen AONI Electronic, Ltd. selected EOS for its Bluetooth-enabled sport earphone and Active Noise Canceling (ANC) Bluetooth headphone set, both of which enable users to connect to AVS.

•	Announced Voice Over Bluetooth Low Energy (BLE) Reference Design for EOS S3 in conjunction with Nordic Semi.

•	Embedded FPGA (eFPGA) Intellectual Property (IP) Licensing:

•	Completed the test chip tape-out for GLOBALFOUNDRIES 22FDX® FD-SOI Process.

•	Collaborated with Mentor® to optimize its Precision Synthesis software to support the ArcticProTM architecture used in QuickLogic’s eFPGA.

Fourth Quarter Fiscal Year 2017 Financial Results
Total revenue for the fourth quarter of 2017 was $3.0 million, within the company’s guidance, flat compared to the third quarter of 2017 and up 1% compared to the fourth quarter of 2016. New product revenue was $1.0 million in the fourth quarter of 2017, 34% lower than third quarter of 2017 and 39% lower than fourth quarter of 2016. Mature product revenue was $2.0 million in the fourth quarter of 2017, up 34% compared to the third quarter of 2017 and up 49% compared to the fourth quarter of 2016. Lower new product revenue in the fourth quarter of 2017 was primarily due to lower shipments of the ArcticLink® III VX Display Bridge. New product revenue accounted for 33% of the total revenue in the fourth quarter of 2017, compared to 50% in the third quarter of 2017 and 54% in the fourth quarter of 2016.

Fourth quarter GAAP gross margin was 50.4%, up from 42.6% in the third quarter of 2017 and up from 32.3% in the fourth quarter of 2016. Fourth quarter Non-GAAP gross margin was 51.6%, up from 43.7% in the third quarter of 2017 and up from 33.3% in the fourth quarter of 2016.

Fourth quarter 2017 GAAP operating expenses increased slightly to $5.0 million, from $4.7 million in the third quarter of 2017 and the fourth quarter of 2016. Fourth quarter 2017 Non-GAAP operating expenses also increased slightly to $4.6 million, compared to $4.3 million in the third quarter of 2017 and flat compared to the fourth quarter of 2016.

Fourth quarter 2017 GAAP net loss was $3.4 million, or $0.04 per share, compared to $3.6 million, or $0.04 per share, in the third quarter of 2017 and $3.9 million, or $0.05 per share, in the fourth quarter of 2016. Fourth quarter 2017 Non-GAAP net loss was lower at $3.0 million, or $0.04 per share, compared to $3.1 million, or $0.04 per share, in the third quarter of 2017 and $3.7 million, or $0.05 per share, in the fourth quarter of 2016. (See below for an explanation of non-GAAP financial measures.)

Fiscal 2017 Results
For the fiscal year 2017, total revenue was $12.1 million, up 6% compared to $11.4 million in fiscal 2016. New product revenue for fiscal 2017 was $5.8 million, up 4% from fiscal 2016. Mature product revenue was $6.3 million, up 9% from fiscal 2016.

Fiscal 2017 GAAP gross margin was 46%, up from 33% in fiscal 2016. Non-GAAP gross margin for 2017 was also 46%, up from 35% in fiscal 2016.

GAAP operating expenses for fiscal 2017 were $19.5 million, down 14% compared to $22.6 million in fiscal 2016. Non-GAAP operating expenses for fiscal 2017 were $18.1 million, down 13% compared to $20.8 million in fiscal 2016.

GAAP net loss for fiscal 2017 was $14.1 million, or $0.18 per share, compared to $19.1 million, or $0.29 per share in fiscal 2016. Non-GAAP net loss was lower at $12.7 million, or $0.17 per share for fiscal 2017, compared to $17.2 million, or $0.26 per share, for fiscal 2016.

Conference Call
QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Standard Time / 5:30 p.m. Eastern Standard Time today, February 14, 2018, to discuss its current financial results. The conference call will be webcasted and can be accessed via the Company's website at http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Standard Time. The conference ID is 5749499. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859-2056 or (404) 537-3406 and reference the passcode: 5749499. The call recording will be archived until Thursday, February 22, 2018 and the webcast will be available for 12 months on the Company's website.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Hearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog QuickLogic HotSpot
(http://blog.quicklogic.com), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page
(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures
QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or US GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of US GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable US GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and

Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at
http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 14, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact
Sue Cheung
Chief Financial Officer
(408) 990-4076
Scheung@quicklogic.com

IR Contact
Moriah Shilton/Kirsten Chapman
(415) 433-3777
ir@quicklogic.com

Code: QUIK-E

-Tables Follow -

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	January 1, 2017	October 1, 2017	December 31, 2017	January 1, 2017
Revenue	$2,981	$2,945	$2,972	$12,149	$11,421
Cost of revenue	1,478	1,995	1,706	6,627	7,648
Gross profit	1,503	950	1,266	5,522	3,773
Operating expenses:
Research and development	2,458	2,380	2,368	9,572	12,265
Selling, general and administrative	2,519	2,322	2,353	9,900	10,310
Total operating expense	4,977	4,702	4,721	19,472	22,575
Loss from operations	(3,474)	(3,752)	(3,455)	(13,950)	(18,802)
Interest expense	(18)	(66)	(15)	(115)	(175)
Interest income and other (expense), net	23	(43)	(3)	21	(106)
Loss before income taxes	(3,469)	(3,861)	(3,473)	(14,044)	(19,083)
Provision for (benefit from) income taxes	(60)	(3)	77	87	65
Net loss	$(3,409)	$(3,858)	$(3,550)	$(14,131)	$(19,148)
Net loss per share:
Basic	$(0.04)	$(0.05)	$(0.04)	$(0.18)	$(0.29)
Diluted	$(0.04)	$(0.05)	$(0.04)	$(0.18)	$(0.29)
Weighted average shares:
Basic	80,353	67,941	80,125	77,291	65,377
Diluted	80,353	67,941	80,125	77,291	65,377

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2017	January 1, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$16,527	$14,870
Accounts receivable, net	925	839
Inventories	3,559	2,017
Other current assets	997	1,123
Total current assets	22,008	18,849
Property and equipment, net	2,375	2,765
Other assets	253	230
TOTAL ASSETS	$24,636	$21,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$6,000	$6,000
Trade payables	1,437	2,018
Accrued liabilities	1,653	1,580
Current portion of capital lease obligations	299	209
Total current liabilities	9,389	9,807
Long-term liabilities:
Capital lease obligations, less current portion	355	—
Other long-term liabilities	14	49
Total liabilities	9,758	9,856
Stockholders’ equity:
Common stock, par value	80	68
Additional paid-in capital	268,833	251,824
Accumulated deficit	(254,035)	(239,904)
Total stockholders’ equity	14,878	11,988
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,636	$21,844

________________________

(1)	Derived from the January 1, 2017 audited balance sheet included in the 2016 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	January 1, 2017	October 1, 2017	December 31, 2017	January 1, 2017
US GAAP loss from operations	$(3,474)	$(3,752)	$(3,455)	$(13,950)	$(18,802)
Adjustment for stock-based compensation within:
Cost of revenue	36	13	32	121	132
Research and development	190	55	151	614	658
Selling, general and administrative	155	57	212	706	793
Adjustment for the write-off of equipment within:
Cost of revenue	—	17	—	—	50
Research and development	2	—	10	12	313
Selling, general and administrative	—	—	—	—	5
Non-GAAP loss from operations	$(3,091)	$(3,610)	$(3,050)	$(12,497)	$(16,851)
US GAAP net loss	$(3,409)	$(3,858)	$(3,550)	$(14,131)	$(19,148)
Adjustment for stock-based compensation within:
Cost of revenue	36	13	32	121	132
Research and development	190	55	151	614	658
Selling, general and administrative	155	57	212	706	793
Adjustment for the write-off of equipment within:
Cost of revenue	—	17	—	—	50
Research and development	2	—	10	12	313
Selling, general and administrative	—	—	—	—	5
Non-GAAP net loss	$(3,026)	$(3,716)	$(3,145)	$(12,678)	$(17,197)
US GAAP net loss per share	$(0.04)	$(0.05)	$(0.04)	$(0.18)	$(0.29)
Adjustment for stock-based compensation	*	*	*	0.01	0.03
Adjustment for the write-off of equipment	*	*	*	*	*
Non-GAAP net loss per share	$(0.04)	$(0.05)	$(0.04)	$(0.17)	$(0.26)
US GAAP gross margin percentage	50.4%	32.3%	42.6%	45.5%	33.0%
Adjustment for stock-based compensation	1.2%	0.4%	1.1%	0.9%	1.2%
Adjustment for the write-off of equipment	*	0.6%	*	*	0.4%
Non-GAAP gross margin percentage	51.6%	33.3%	43.7%	46.4%	34.6%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2017	Q3 2017	Fiscal 2017	Fiscal 2016	Q3 2017 to Q4 2017	2016 to 2017
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	33%	50%	48%	49%	(34)%	4%
Mature products	67%	50%	52%	51%	34%	9%
Revenue by geography:
Asia Pacific	32%	49%	48%	63%	(35)%	(19)%
North America	32%	39%	36%	25%	(18)%	49%
Europe	37%	12%	17%	12%	204%	45%

_____________________

(1)
New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.